Exhibit 99.1

OFFICE OF THE UNITED STATES TRUSTEE - REGION 3

POST-CONFIRMATION QUARTERLY SUMMARY REPORT - SUPERMEDIA, LLC

For the Reporting Period 1/1/2015 - 3/31/2015

This Report is to be submitted for all bank accounts that are presently maintained by the post confirmation debtor.

Debtor’s Name	SuperMedia LLC

Beginning Cash Balance	$64,719,934

All receipts received by the debtor
Cash Sales	200,450,614
Collection of Accounts Receivable	—
Proceeds from Litigation (settlement or otherwise)	—
Sale of Debtor’s Assets	—
Capital Infusion pursuant to the Plan	—
Total of cash received	200,450,614

Total of cash available	265,170,548

Less all disbursements or payments (including payments made under the confirmed plan) made by the Debtor:
Disbursements made under the plan, excluding the administrative claims of bankruptcy professionals	—
Disbursements made pursuant to the administrative claims of bankruptcy professionals	—
All other disbursements made in the ordinary course	(195,058,187)
Total Disbursements	(195,058,187)

Ending Cash Balance	$70,112,361

Pursuant to 28 U.S.C. Section 1746(2), I hereby declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

/s/ Clifford E. Wilson
Name: Clifford Wilson

Vice President and Assistant Treasurer
Title

April 29, 2015
Date

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In Re:	Chapter 11
SuperMedia LLC
Debtor	Reporting Period:_January 1, 2015 to March 31, 2015

SuperMedia LLC
Balance Sheet ( $ Thousands )
03/31/2015

SuperMedia LLC
Assets
Current Assets:
Cash and Cash Equivalents	70,112

Current Notes Receivable - Affiliate	2,916,749

Trade - Billed - Local	81,972
Trade - Billed - National	13,614
Trade - Billed - Subtotal	95,586
Other Receivables	0
Affiliate Accounts Receivable	0
Other Receivables - Subtotal	0
Allowance for Doubtful Accounts - Successor	(16,210)
Allowance for Doubtful Accounts - Subtotal	(16,210)

Accounts Receivable (Net of Allowance)	79,376
Unbilled Receivable	332
Accrued Taxes Receivable	0
Deferred Directory Costs	73,122

Short Term Investments	0
Interest Receivable	27,255
Deferred Income Tax Benefit	0
Total Prepayments	1,190
Current Notes Receivable - Nonaffiliate	0
Other Current Assets	3,590
Prepaid expenses and Other	32,035

Total Current Assets	3,171,726

Property, Plant, and Equipment	57,928
Accumulated Depreciation	(33,230)
Fixed Assets & Computer Software, net	24,698
Goodwill	0
Intangible Assets, net	177,919
Pensions	0
Deferred Tax Assets	0
Debt Issuance Costs	0
Other	25,706

TOTAL ASSETS	3,400,049

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In Re:	Chapter 11
SuperMedia LLC
Debtor	Reporting Period:_January 1, 2015 to March 31, 2015

SuperMedia LLC
Balance Sheet ( $ Thousands )
03/31/2015

Liabilities & Stockholders Equity
Current Liabilities:
Debt Maturing within one year	0

Accounts Payable - Nonaffiliate	98
Accounts Payable - Affiliate	11,833
Accounts Payables	11,931

Accrued Payroll	1,102
Accrued Payroll Taxes	0
Accrued Vacation	1,109
Accrued Medical and Other Insurance	416
Additional Employee Compensation Plans	1,374
Other Accrued Payroll Benefits	1,490
Accrued Salaries & Wages	5,492

Accrued General Taxes	10,704
Accrued Income Tax	4,648
Unrecognized Tax Ben - Current (FIN48)	0
Accrued Taxes	15,352

Accrued Other Liabilities	4,883
Advanced Billing and Payments	4,592
Other Curr Liab - Other	8,567
Accounts Payable and Accrued Liabilities	50,817
Accrued Interest - Nonaffiliate	0
Deferred Revenue	32,313
Current Deferred Income Taxes	16,287

Total Current Liabilities and Current Maturity	99,417

Long Term Debt	0
Employee Benefit Obligations	24,254
Deferred Income Tax Liabilities	74,164
Unrecognized Tax Ben - Noncurrent (FIN48)	0
Other Noncurrent Liabilities	570

Stockholder’s Equity (deficit):
Minority Interest	0
Common Stock	3
Preferred Stock	0
Additional Paid-in Capital	297,642
Retained Earnings	2,904,708
Accumulated Other Comp Income	(709)

Total Equity	3,201,644

TOTAL LIABILITIES AND EQUITY	3,400,049

SuperMedia Bank Account Balances

Account	03/31/15

STATE STREET TREASURY PLUS	—

SSGA SSLMMF	37,901,037.41

BAML4420	—

BAML5138	—

BAML5421	—

BAML9078	444,456.83

JPMC2840	—

JPMC4838	31,683,197.70

JPMC6202	—

JPMC6620

JPMC6639	(69,149.18)

JPMC3096	—

JPM_CON6922	—

JPM_PAYS6930	—

FR_ADV2667	143,604.32

FR_LOC9429	9,166.29

Net adjustment for outstanding pmts	47.60

Total Cash-in-bank (1)	70,112,360.97

Note (1): All bank accounts are owned by SuperMedia, LLC. Cash balances reflect the receipts and disbursements of all legal entities.